CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-264090 and 333-283205 on Form S-3 and Registration Statement Nos. 333-255355 and 333-278154 on Form S-8 of our report dated March 4, 2025, relating to the financial statements of Instil Bio, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

San Diego, California
March 4, 2025